Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY

Broadcom Corporation

Offer to Exchange

$300,000,000 aggregate principal amount of 1.500% Senior Notes due 2013
(CUSIPs 111320AA5 and US111320AA55)
Issued on November 1, 2010

for

$300,000,000 aggregate principal amount of 1.500% Senior Notes due 2013
(CUSIP 111320AB3)
that have been registered under the Securities Act of 1933, as Amended

and

$400,000,000 aggregate principal amount of 2.375% Senior Notes due 2015
(CUSIPs 111320AC1 and US111320AC12)
Issued on November 1, 2010

for

$400,000,000 aggregate principal amount of 2.375% Senior Notes due 2015
(CUSIP 111320AD9)
that have been registered under the Securities Act of 1933, as Amended
Pursuant to the Prospectus, dated          , 2011

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON          , 2011, UNLESS THE COMPANY EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFERS. IF THE COMPANY EXTENDS THE EXCHANGE OFFERS, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFERS ARE EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

This form or one substantially equivalent hereto must be used to accept the offers (the “Exchange Offers”) of Broadcom Corporation (the “Company”) to exchange (i) an aggregate principal amount of up to $300,000,000 1.500% Senior Notes due 2013 (the “2013 New Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding unregistered 1.500% Senior Notes due 2013 (the “2013 Old Notes”) issued on November 1, 2010 and (ii) an aggregate principal amount of up to $400,000,000 2.375% Senior Notes due 2015 (the “2015 New Notes,” and together with the 2013 New Notes, the “New Notes”), that have been registered under the Securities Act, for a like principal amount of its outstanding unregistered 2.375% Senior Notes due 2015 (the “2015 Old Notes,” and together with the 2013 Old Notes, the “Old Notes”) issued on November 1, 2010, upon the terms and subject to the conditions set forth in the Prospectus, dated          , 2011 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust, National Association, as exchange agent (the “Exchange

Agent”), prior to the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offers, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: Wilmington Trust, National Association, Exchange Agent

By facsimile:
(For Eligible Institutions only):
(302) 636-4139

Confirmation:
Sam Hamed
(302) 636-6181

By Mail or Hand Delivery:
Wilmington Trust, National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offers — Guaranteed Delivery Procedures” section of the Prospectus.

Series and Aggregate Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)
Name(s) of Holders

Name of Eligible Guarantor Institution Guaranteeing Delivery

Provide the following information for Old Notes certificates to be delivered to the Exchange Agent:

Name of Tendering Institution

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X                         Date

X                         Date
Signature(s) of Owner(s)
or Authorized Signatory

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. Please print name(s) and address(es).

Name(s)

Capacity

Address(es)

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offers — Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three Nasdaq Global Select Market trading days after the Expiration Date.

Name of Firm

Address

Zip Code

Area Code and Telephone No:
Authorized Signature

Title

Name:
(Please Type or Print)

Dated:

NOTE:	DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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